As filed with the Securities and Exchange Commission on April 25, 1995
                                                           Registration No. 33 -



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 PENWEST, LTD.
               (exact name of issuer as specified in its charter)


     Washington                                                  91-1221360
     (State or other jurisdiction                             (I.R.S. Employer
     of incorporation or organization)                       Identification No.)

     Security Pacific Plaza, Suite 2390
     777 - 108th Avenue N.E., Bellevue, Washington               98004-5193
     (address of principal executive offices)                    (Zip code)

     Registrant's telephone number, including area code:       (206) 462-6000



                      PENWEST, LTD. 1994 Stock Option Plan
                            (Full title of the Plan)

                                Jefferey T. Cook
                          Vice President, Finance and
                            Chief Financial Officer
                                 PENWEST, LTD.
                       Security Pacific Plaza, Suite 2390
                            777 - 108th Avenue N.E.
                        Bellevue, Washington 98004-5139
                    (Name and address of agent for service)

                                  (206) 462-6000
         (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                Proposed
                                                       Proposed                 maximum                   Amount of
 Title of securities         Amount to be          maximum offering        aggregate offering           registration
  to be registered            registered           price per share               price                      fee(1)
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock,               500,000 shares              $21.375                  $10,687,500                 $3,685.34
par value $1.00(1)
===========================================================================================================================

(1) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for PENWEST, LTD.'s common shares on April 19, 1995, as quoted by the Nasdaq National Market system, which was $21.375 per share.



                             Page 1 of ____ pages.
                      Exhibit Index begins at page _____.

PART II.            INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

         (a) The Company's latest Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended August 31, 1994.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K, as amended, by reference herein to (a) above.

         (c) The description of the Company's securities contained in a Registration Statement filed pursuant to Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation provide that the Company may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Company as a director, officer, employee, agent, trustee, or in any other capacity of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of his or her heirs and personal representatives.

         The Company may pay the expenses of a director, officer, employee or agent of the Company incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Company of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Company's Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

         No indemnification shall be provided under the Company's Articles of Incorporation to any such person if the Company is prohibited by the provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification. The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

         In addition, it is anticipated that the Company will maintain directors' and officers' liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8.  EXHIBITS.

Exhibit Number           Exhibit
       4 .1    PENWEST, LTD. 1994 Stock Option Plan

       5 .1    Opinion of Bogle & Gates

       23.1    Consent of Ernst & Young LLP

       23.2    Consent of Bogle & Gates (See Exhibit 5.1)

       24.1    Power of Attorney (See page II-5 of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, Washington, on this 24th day of April, 1995.

                                       PENWEST, LTD.

                                            /s/ Jeffrey T. Cook
                                       By  ----------------------------
                                           Jeffrey T. Cook
                                           Vice President, Fianance and
                                           Chief Financial Officer
                                           (Principal Financial Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Tod
R. Hamachek and Jeffrey T. Cook, or either of them, his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                        Title                                                     Date
       ---------                                        -----                                                     ----
/s/ Tod R. Hamachek
- -----------------------------
     Tod R. Hamachek                      President, Chief Executive Officer
                                          and Director (Principal Executive Officer)                         April 24, 1995
/s/ Jeffrey T. Cook
- -----------------------------
     Jeffrey T. Cook                      Chief Financial Officer
                                          (Principal Financial Officer)                                      April 24, 1995
/s/ Jennifer L. Good
- -----------------------------
     Jennifer L. Good                     Corporate Controller
                                          (Principal Accounting Officer)                                     April 24, 1995
/s/ Richard E. Engebrecht
- -----------------------------
     Richard E. Engebrecht                Director                                                           April 24, 1995

/s/ Paul H. Hatfield
- -----------------------------
     Paul H. Hatfield                     Director                                                           April 24, 1995

/s/ c. Calvert Knudsen
- -----------------------------
     C. Calvert Knudsen                   Director                                                           April 24, 1995

/s/ Harry L. Mullikin
- -----------------------------
     Harry L. Mullikin                    Director                                                           April 24, 1995

/s/ Sally G. Narodick
- -----------------------------
     Sally G. Narodick                    Director                                                           April 24, 1995

/s/ William G. Parzybok, Jr.
- -----------------------------
     William G. Parzybok, Jr.             Director                                                           April 24, 1995

/s/ N. Stewart Rogers
- -----------------------------
     N. Stewart Rogers                    Director                                                           April 24, 1995

/s/ William K. Street
- -----------------------------
     William K. Street                    Director                                                           April 24, 1995

/s/ James H. Wiborg
- -----------------------------
     James H. Wiborg                      Director                                                           April 24, 1995

                                 Exhibit Index

Exhibit Number            Exhibit                                                             Page
- --------------            -------                                                             ----
4.1                       PENWEST, LTD. 1994 Stock Option Plan

5.1                       Opinion of Bogle & Gates

23.1                      Consent of Ernst & Young LLP

23.2                      Consent of Bogle & Gates (See Exhibit 5.1)

24.1                      Power of Attorney (See page II-5 of this Registration Statement)